Exhibit 99.1

DIRECTV Announces First Quarter 2014 Results

DIRECTV Surpasses 38 Million Total Subscribers in the Quarter.

  Sky Brasil and PanAmericana add 361,000 net new customers in the quarter, bringing the DIRECTV Latin America and Sky Mexico combined subscriber total to over 18 million.

DIRECTV Adjusted OPBDA Increases 7% to $2.2 Billion; Reported OPBDA grows 1% to $1.9 Billion.

  DIRECTV U.S. improves OPBDA margin 110 basis points driving a 10% increase in OPBDA.

DIRECTV Free Cash Flow Increases 25% to $886 million.

DIRECTV's Adjusted Diluted EPS Improves 14% to $1.63; Reported Diluted EPS Decreases to $1.09.

  Adjusted EPS growth in part driven by stock repurchases of $895M in the first quarter.

EL SEGUNDO, Calif.--(BUSINESS WIRE)--May 6, 2014--DIRECTV (NASDAQ:DTV) today reported that first quarter 2014 revenues increased 4% to $7.86 billion, adjusted operating profit before depreciation and amortization1 (OPBDA) increased 7% to $2.22 billion, adjusted operating profit increased 7% to $1.51 billion and adjusted diluted earnings per share improved 14% to $1.63 compared to last year’s first quarter. Adjusted financial results exclude a pre-tax (and after-tax) charge of $281 million in the first quarter of 2014 and a pre-tax charge of $166 million ($136 million after tax) in the first quarter of 2013, resulting from the revaluation of the net monetary assets of the company’s subsidiary in Venezuela. Reported OPBDA increased 1% to $1.94 billion, reported operating profit decreased to $1.23 billion and reported diluted earnings per share declined to $1.09 compared with the same period last year.

“Our first quarter results continue to demonstrate the strong execution of our operations,” said Mike White, president and CEO of DIRECTV. “In the U.S., operating profit before depreciation and amortization margin expanded year-over-year for the third consecutive quarter, highlighting our commitment to profitably grow our businesses through significantly improving the customer service experience, disciplined expense management and productivity initiatives. In Latin America, despite challenging macroeconomic headwinds, we continue to profitably expand our share of the growing pay TV market while delivering adjusted OPBDA margin of 30%. In addition, by leveraging the achievements of both DIRECTV U.S. and DIRECTV Latin America with the strength and stability of our cash flow, we continue to return cash to shareholders through stock repurchases at an industry leading clip.”

DIRECTV'S Operational Review

	Three Months Ended
DIRECTV Consolidated	March 31,
Dollars in Millions except Earnings per Common Share	2014	2013
Revenues	$7,855	$7,580
Adjusted Operating Profit Before Depreciation and Amortization(1)	2,222	2,086
Adjusted OPBDA Margin(1)	28.3%	27.5%
Adjusted Operating Profit	1,508	1,408
Adjusted Operating Profit Margin	19.2%	18.6%
Adjusted Net Income Attributable to DIRECTV	842	826
Adjusted Diluted Earnings Per Common Share	$1.63	$1.43
Capital Expenditures and Cash Flow
Cash paid for property and equipment	199	152
Cash paid for subscriber leased equipment - subscriber acquisitions	245	369
Cash paid for subscriber leased equipment - upgrade and retention	206	227
Cash paid for satellites	54	78
Cash Flow Before Interest and Taxes(2)	1,285	1,107
Free Cash Flow(3)	886	710
Reported Financial Results
Reported Operating Profit Before Depreciation and Amortization(1)	1,941	1,920
Reported OPBDA Margin(1)	24.7%	25.3%
Reported Operating Profit	1,227	1,242
Reported Operating Profit Margin	15.6%	16.4%
Reported Net Income Attributable to DIRECTV	561	690
Reported Diluted Earnings Per Common Share	$1.09	$1.20

Venezuela Currency Update

In February 2013, the Venezuelan government announced a devaluation of the bolivar from the official exchange rate of 4.3 bolivars per U.S. dollar to an official rate of 6.3 bolivars per U.S. dollar. As a result of the devaluation, we recorded a pre-tax charge of $166 million ($136 million after tax) in the first quarter of 2013 related to the remeasurement of the bolivar denominated net monetary assets of our Venezuelan subsidiary as of the date of the devaluation. This charge is listed as “Venezuelan currency devaluation charge” in the Consolidated Statements of Operations.

In the first quarter of 2013, the Venezuelan government announced an additional currency exchange system, the Sistema Complementario de Administración de Divisas, or SICAD 1, intended to function as an auction system for participants to exchange bolivars for U.S. dollars. Effective January 24, 2014, the Venezuelan government announced that dividends and royalties would be subject to the SICAD 1 program. The SICAD 1 exchange rate, which was 10.7 bolivars per U.S. dollar as of March 31, 2014, is determined by periodic auctions.

We believe the SICAD 1 rate is the most representative rate to use for remeasurement, as the official rate of 6.3 bolivars per U.S. dollar will likely be reserved only for the settlement of U.S. dollar denominated obligations related to purchases of “essential goods and services,” and the equity of our Venezuelan subsidiary would be realized, if at all, through permitted dividends paid at the SICAD 1 rate. Therefore, as of March 31, 2014, we are remeasuring our Venezuelan subsidiary’s financial statements in U.S. dollars using the exchange rate determined by periodic auctions under SICAD 1, which was 10.7 bolivars per U.S. dollar. Until that date, we used the official exchange rate of 6.3 bolivars per U.S. dollar. As a result of the devaluation, we recorded a pre-tax (and after-tax) charge of $281 million in the first quarter of 2014 related to the remeasurement of the bolivar denominated net monetary assets of our Venezuelan subsidiary. This charge is listed as “Venezuelan currency devaluation charge” in the Consolidated Statements of Operations. Beginning in the second quarter of 2014, we expect to remeasure the results of the Venezuelan subsidiary at the weighted-average rate of SICAD 1 auctions during the reporting period, and remeasure the net monetary asset balance at the period-end rate based on the latest auction.

First Quarter Review

DIRECTV’s first quarter revenues of $7.86 billion increased 4% principally due to strong ARPU growth at DIRECTV U.S. First quarter 2014 adjusted OPBDA and adjusted operating profit increased 7% to $2.22 billion and $1.51 billion, respectively, while adjusted OPBDA margin and adjusted operating profit margin increased to 28.3% and 19.2%, respectively. The improvements in margin were primarily due to lower upgrade and retention costs and general and administrative expenses, partially offset by higher programming and other expenses at both DIRECTV U.S. and DTVLA. In addition, adjusted operating profit margin was negatively impacted by higher depreciation and amortization mostly at DTVLA primarily related to higher leased equipment and infrastructure capital expenditures, as well as higher churn in Brazil. Reported OPBDA increased 1% to $1.94 billion and reported operating profit decreased to $1.23 billion.

First quarter adjusted net income attributable to DIRECTV increased 2% to $842 million mainly due to the higher adjusted operating profit, partially offset by the impact of a higher effective tax rate primarily due to a benefit recorded for settlements with state taxing authorities in the first quarter of 2013. Adjusted diluted earnings per share grew 14% to $1.63 in the quarter due to the higher adjusted net income attributable to DIRECTV and the impact of share repurchases made over the last twelve months. Reported net income attributable to DIRECTV declined to $561 million and reported diluted earnings per share decreased to $1.09 compared to last year’s first quarter.

Cash flow before interest and taxes2 increased 16% to $1.29 billion and free cash flow3 increased 25% to $886 million compared to the first quarter of 2013 primarily due to a reduction in cash paid for leased equipment at DIRECTV U.S. and DTVLA related to declining set-top box costs and lower subscriber gross additions, along with the higher OPBDA, partially offset by growth in cash used for working capital at DIRECTV U.S. driven by the timing of vendor payments. Also during the quarter but not included in free cash flow was cash paid for share repurchases of $895 million, a March 2014 debt issuance by DIRECTV U.S. of $1,250 million principal amount of 4.45% senior notes due in 2024 and a $316 million reduction in DIRECTV’s cash balance resulting from the remeasurement of the bolivar denominated cash balance in Venezuela.

SEGMENT FINANCIAL REVIEW
DIRECTV U.S. Segment

	Three Months Ended
DIRECTV U.S.	March 31,
Dollars in Millions except ARPU	2014	2013
Revenues	$6,087	$5,790
Average Monthly Revenue per Subscriber (ARPU) ($)	100.16	96.05
Operating Profit Before Depreciation and Amortization(1)	1,669	1,521
OPBDA Margin(1)	27.4%	26.3%
Operating Profit	1,243	1,115
Operating Profit Margin	20.4%	19.3%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	144	111
Cash paid for subscriber leased equipment - subscriber acquisitions	117	174
Cash paid for subscriber leased equipment - upgrade and retention	110	111
Cash paid for satellites	11	53
Cash Flow Before Interest and Taxes(2)	1,067	992
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions	891	893
Average Monthly Subscriber Churn	1.45%	1.45%
Net Subscriber Additions	12	21
Cumulative Subscribers	20,265	20,105

First Quarter Review

In the quarter, DIRECTV U.S. revenues increased 5% to $6.09 billion compared with the first quarter of 2013 primarily due to strong ARPU growth along with a larger subscriber base. DIRECTV U.S. net subscriber additions of 12,000 were lower than the prior year period primarily due to a higher number of subscriber disconnections associated with the larger subscriber base. Gross additions of 891,000 and the average monthly churn rate of 1.45% were relatively unchanged from the prior quarter. ARPU increased 4.3% to $100.16 mostly due to higher advanced receiver service fees, price increases on programming packages, higher fees for a new enhanced warranty program, as well as increased ad sales and commercial business revenues. These improvements were partially offset by increased promotional offers to new and existing customers. DIRECTV U.S. ended the quarter with 20.27 million subscribers.

First quarter OPBDA increased 10% to $1.67 billion and OPBDA margin improved from 26.3% to 27.4% principally due to the higher revenues combined with lower upgrade and retention expenses mostly related to reduced equipment costs, partially offset by higher programming costs primarily related to programming supplier rate increases. Operating profit increased 11% to $1,243 million and operating profit margin increased from 19.3% to 20.4% in the first quarter mainly due to the higher OPBDA and OPBDA margin.

DIRECTV Latin America

	Three Months Ended
DIRECTV Latin America	March 31,
Dollars in Millions except ARPU	2014	2013
Revenues	$1,721	$1,728
Average Monthly Revenue per Subscriber (ARPU) ($)	48.83	54.23
Adjusted Operating Profit Before Depreciation and Amortization(1)	540	546
Adjusted OPBDA Margin(1)	31.4%	31.6%
Adjusted Operating Profit	255	283
Adjusted Operating Profit Margin	14.8%	16.4%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	56	41
Cash paid for subscriber leased equipment - subscriber acquisitions	128	195
Cash paid for subscriber leased equipment - upgrade and retention	96	116
Cash paid for satellites	38	22
Cash Flow Before Interest and Taxes(2)	204	102
Subscriber Data(4) (in 000's except Churn)
Gross Subscriber Additions	1,111	1,181
Average Monthly Total Subscriber Churn(5)	2.13%	1.88%
Average Monthly Post-paid Subscriber Churn(5)	1.85%	1.74%
Net Subscriber Additions(5)	361	583
Cumulative Subscribers(5)	11,929	10,911
Reported Financial Results
Reported Operating Profit Before Depreciation and Amortization(1)	259	380
Reported OPBDA Margin(1)	15.0%	22.0%
Reported Operating Profit (Loss)	(26)	117
Reported Operating Profit Margin	NM*	6.8%

* Percentage not meaningful

DIRECTV Latin America owns approximately 93% of Sky Brasil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DTVLA, had approximately 6.15 million subscribers as of March 31, 2014, bringing the total subscribers in the region to 18.08 million.

Sky Brasil Segment

	Three Months Ended
Sky Brasil	March 31,
Dollars in Millions except ARPU	2014	2013
Revenues	$939	$965
Average Monthly Revenue per Subscriber (ARPU) ($)	57.67	62.56
Operating Profit Before Depreciation and Amortization(1)	311	311
OPBDA Margin(1)	33.1%	32.2%
Operating Profit	148	154
Operating Profit Margin	15.8%	16.0%
Other data:
Total Capital Expenditures	161	207
Net Subscriber Additions(4)(5) (in 000's)	109	208
Cumulative Subscribers(4)(5) (in 000's)	5,480	5,246

First Quarter Review

Excluding changes in foreign exchange rates, Sky Brasil’s first quarter revenues grew 15% versus prior year driven by a 6% increase in the average number of subscribers and a 9% increase in local currency ARPU. The increase in local currency ARPU was principally due to reduced promotional offers and growth in advanced services. When factoring in unfavorable changes in foreign exchange rates, Sky Brasil’s ARPU declined 7.8% to $57.67 and revenues decreased to $939 million compared to the first quarter of 2013.

First quarter net subscriber additions of 109,000 were lower than the prior year as slightly higher gross additions were more than offset by higher churn. The increase in gross additions was primarily driven by higher advanced product sales. Churn increased due to a combination of factors including the curtailment of credits, a higher mix of mass market subscribers and a more challenging economic and competitive environment.

Also in the first quarter, Sky Brasil OPBDA remained unchanged at $311 million while OPBDA margin improved from 32.2% to 33.1%. The margin improvement was primarily due to the increase in local currency ARPU, partially offset by higher relative growth in subscriber services expenses primarily driven by customer service improvement initiatives. Operating profit decreased to $148 million and operating profit margin was unchanged at 16% as the higher OPBDA margin was offset by higher depreciation and amortization resulting from increased leased equipment and infrastructure capital expenditures, as well as the higher subscriber churn.

PanAmericana and Other Segment

	Three Months Ended
PanAmericana and Other	March 31,
Dollars in Millions except ARPU	2014	2013
Revenues	$782	$763
Average Monthly Revenue per Subscriber (ARPU) ($)	41.23	46.54
Adjusted Operating Profit Before Depreciation and Amortization(1)	229	235
Adjusted OPBDA Margin(1)	29.3%	30.8%
Adjusted Operating Profit	107	129
Adjusted Operating Profit Margin	13.7%	16.9%
Other data:
Total Capital Expenditures	157	167
Net Subscriber Additions (in 000's)	252	375
Cumulative Subscribers (in 000's)	6,449	5,665
Reported Financial Results
Reported Operating Profit (Loss) Before Depreciation and Amortization(1)	(52)	69
Reported OPBDA Margin(1)	NM*	9.0%
Reported Operating Loss	(174)	(37)

* Percentage not meaningful

First Quarter Review

Excluding changes in foreign exchange rates, first quarter revenues in the PanAmericana and Other segment grew 28% versus prior year driven by a 15% increase in the average number of subscribers and an 11% increase in local currency ARPU. The increase in local currency ARPU was principally due to price increases and growth in advanced services, partially offset by the higher penetration of lower ARPU mass market subscribers. When factoring in changes in foreign exchange rates, most notably in Argentina and Venezuela, ARPU decreased 11.4% to $41.23 and revenues increased 2% to $782 million compared to the first quarter of 2013.

First quarter subscriber net additions of 252,000 were lower than the prior year period due to a decline in gross additions and the impact of a higher number of subscriber disconnections associated with the larger subscriber base. Gross additions decreased principally due to lower imports of set-top boxes for new customers in Venezuela, as well as lower subscriber additions in Argentina and Colombia associated with additional sales filters and more challenging economic and competitive conditions. Average monthly total subscriber churn rates remained relatively unchanged in the quarter.

Also in the first quarter, adjusted OPBDA and adjusted OPBDA margin in the PanAmericana and Other segment decreased to $229 million and 29.3%, respectively. The declines were primarily due to the impact of inflation and the timing of price increases in Venezuela, as well as the settlement of a performance rights fee dispute in Argentina. In addition, adjusted operating profit decreased to $107 million and adjusted operating profit margin declined to 13.7% due to the impact of higher depreciation and amortization resulting from increased leased equipment and infrastructure capital expenditures. Reported OPBDA and reported operating profit decreased to losses of $52 million and $174 million, respectively.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV’s first quarter 2014 earnings call will be available on the company’s website at investor.directv.com. The webcast will begin at 2:00 p.m. ET, today May 6, 2014. Access to the earnings call is also available in the United States by dialing 888-601-3869 and internationally by dialing 913-312-1487. The conference ID number is 7987201. A replay of the call can be accessed by dialing 888-203-1112 in the U.S. and 719-457-0820 internationally. The replay pass code is 7987201. The replay will be available from 3:00 p.m. PT Tuesday, May 6, through 3:00 p.m. PT Tuesday, May 13, and will also be archived on our website at investor.directv.com.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see DIRECTV’s Annual Report on Form 10-K for the year ended December 31, 2013 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment,” “Cash paid for satellites,” “Cash paid for subscriber leased equipment - subscriber acquisitions” and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes.” This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment,” “Cash paid for satellites,” “Cash paid for subscriber leased equipment - subscriber acquisitions,” and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. In addition, DTVLA gross and net additions exclude 1,000 video subscribers acquired in transactions in Brazil during the three months ended March 31, 2013. DTVLA cumulative subscriber counts include these acquired customers.

(5) Based on the results of an internal investigation, DTVLA determined that, beginning in 2012, certain employees of Sky Brasil directed activities which were inconsistent with Sky Brasil’s authorized policies for subscriber retention and churn management. These activities had the effect of artificially reducing churn and increasing the Sky Brasil subscriber base during portions of 2012 and the first quarter of 2013. See DIRECTV’s Current Report on Form 8-K filed with the SEC on June 27, 2013 for further details. Prior year results for subscribers, churn and ARPU have not been adjusted for the findings of this investigation.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world’s leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to over 20 million customers in the United States and over 18 million customers in Latin America. DIRECTV sports and entertainment properties include two regional sports networks (Rocky Mountain and Pittsburgh) and minority ownership interests in Root Sports Northwest and Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenues	$7,855	$7,580
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	3,383	3,196
Subscriber service expenses	551	537
Broadcast operations expenses	97	110
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	827	814
Upgrade and retention costs	321	368
General and administrative expenses	454	469
Venezuelan currency devaluation charge	281	166
Depreciation and amortization expense	714	678
Total operating costs and expenses	6,628	6,338
Operating profit	1,227	1,242
Interest income	13	22
Interest expense	(232)	(217)
Other, net	57	38
Income before income taxes	1,065	1,085
Income tax expense	(496)	(387)
Net income	569	698
Less: Net income attributable to noncontrolling interest	(8)	(8)
Net income attributable to DIRECTV	$561	$690
Basic earnings attributable to DIRECTV per common share	$1.10	$1.21
Diluted earnings attributable to DIRECTV per common share	$1.09	$1.20
Weighted average number of common shares outstanding (in millions):
Basic	511	572
Diluted	515	577

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	March 31, 2014	December 31, 2013
Current assets
Cash and cash equivalents	$3,014	$2,180
Accounts receivable, net of allowances of $104 and $95	2,483	2,547
Inventories	319	283
Deferred income taxes	146	140
Prepaid expenses and other	487	803
Total current assets	6,449	5,953
Satellites, net	2,468	2,467
Property and equipment, net	6,737	6,650
Goodwill	3,982	3,970
Intangible assets, net	911	920
Investments and other assets	1,973	1,945
Total assets	$22,520	$21,905
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,286	$4,685
Unearned subscriber revenues and deferred credits	632	589
Current debt	2,460	1,256
Total current liabilities	7,378	6,530
Long-term debt	18,338	18,284
Deferred income taxes	1,838	1,804
Other liabilities and deferred credits	1,478	1,456
Commitments and contingencies
Redeemable noncontrolling interest	—	375
Total stockholders' deficit	(6,512)	(6,544)
Total liabilities and stockholders' deficit	$22,520	$21,905

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash Flows From Operating Activities
Net income	$569	$698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	714	678
Venezuelan currency devaluation charge	281	166
Amortization of deferred revenues and deferred credits	(12)	(13)
Share-based compensation expense	20	34
Equity in earnings from unconsolidated affiliates	(44)	(32)
Net foreign currency transaction gain	(6)	(6)
Net gains from sale of investments	(2)	(7)
Deferred income taxes	84	95
Excess tax benefit from share-based compensation	(22)	(24)
Other	15	5
Change in other operating assets and liabilities:
Accounts receivable	98	51
Inventories	(36)	(10)
Prepaid expenses and other	303	43
Accounts payable and accrued liabilities	(397)	(167)
Unearned subscriber revenue and deferred credits	43	41
Other, net	(18)	(16)
Net cash provided by operating activities	1,590	1,536
Cash Flows From Investing Activities
Cash paid for property and equipment	(650)	(748)
Cash paid for satellites	(54)	(78)
Investment in companies, net of cash acquired	(4)	(3)
Proceeds from sale of investments	4	16
Other, net	(3)	(5)
Net cash used in investing activities	(707)	(818)

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS-(continued)
(Dollars in Millions)
(Unaudited)
	Three Months Ended
	March 31,
	2014	2013
Cash Flows From Financing Activities
Issuance of commercial paper (maturity 90 days or less), net	105	190
Proceeds from short-term borrowings	90	84
Repayment of short-term borrowings	(200)	(153)
Proceeds from long-term debt	1,260	792
Debt issuance costs	(6)	(4)
Repayment of long-term debt	(11)	—
Repayment of other long-term obligations	(15)	(18)
Common shares repurchased and retired	(895)	(1,378)
Prepayment of accelerated share repurchase	—	(230)
Taxes paid in lieu of shares issued for share-based compensation	(57)	(61)
Excess tax benefit from share-based compensation	22	24
Other, net	(26)	—
Net cash provided by (used in) in financing activities	267	(754)
Effect of exchange rate changes on Venezuelan cash and cash equivalents	(316)	(187)
Net increase (decrease) in cash and cash equivalents	834	(223)
Cash and cash equivalents at beginning of the period	2,180	1,902
Cash and cash equivalents at end of the period	$3,014	$1,679
Supplemental Cash Flow Information
Cash paid for interest	$328	$325
Cash paid for income taxes	84	94

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
DIRECTV U.S.
Revenues	$6,087	$5,790
Operating profit before depreciation and amortization (1)	1,669	1,521
Operating profit before depreciation and amortization margin (1)	27.4%	26.3%
Operating profit	$1,243	$1,115
Operating profit margin	20.4%	19.3%
Depreciation and amortization	$426	$406

SKY BRASIL
Revenues	$939	$965
Operating profit before depreciation and amortization (1)	311	311
Operating profit before depreciation and amortization margin (1)	33.1%	32.2%
Operating profit	$148	$154
Operating profit margin	15.8%	16.0%
Depreciation and amortization	$163	$157

PANAMERICANA AND OTHER
Revenues	$782	$763
Operating profit (loss) before depreciation and amortization (1)	(52)	69
Operating profit before depreciation and amortization margin (1)	NM*	9.0%
Operating loss	$(174)	$(37)
Depreciation and amortization	$122	$106

SPORTS NETWORKS, ELIMINATIONS AND OTHER
Revenues	$47	$62
Operating profit before depreciation and amortization (1)	13	19
Operating profit	10	10
Depreciation and amortization	3	9

TOTAL
Revenues	$7,855	$7,580
Operating profit before depreciation and amortization (1)	1,941	1,920
Operating profit before depreciation and amortization margin (1)	24.7%	25.3%
Operating profit	$1,227	$1,242
Operating profit margin	15.6%	16.4%
Depreciation and amortization	$714	$678

* Percentage not meaningful
(1) See footnote 1 above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenues	$6,087	$5,790
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,768	2,601
Subscriber service expenses	359	351
Broadcast operations expenses	72	81
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	648	629
Upgrade and retention costs	281	319
General and administrative expenses	290	288
Depreciation and amortization expense	426	406
Total operating costs and expenses	4,844	4,675
Operating profit	1,243	1,115
Interest income	1	—
Interest expense	(223)	(202)
Other, net	5	12
Income before income taxes	1,026	925
Income tax expense	(381)	(335)
Net income	$645	$590

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	March 31, 2014	December 31, 2013
Current assets
Cash and cash equivalents	$1,767	$797
Accounts receivable, net of allowances of $61 and $59	2,037	2,103
Inventories	283	249
Prepaid expenses and other	213	494
Total current assets	4,300	3,643
Satellites, net	1,782	1,810
Property and equipment, net	3,724	3,724
Goodwill	3,191	3,191
Intangible assets, net	521	527
Other assets	533	551
Total assets	$14,051	$13,446
LIABILITIES AND OWNER'S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,333	$3,695
Unearned subscriber revenues and deferred credits	413	380
Current debt	2,395	1,200
Total current liabilities	6,141	5,275
Long-term debt	18,263	18,203
Deferred income taxes	1,624	1,641
Other liabilities and deferred credits	627	595
Commitments and contingencies
Owner's deficit	(12,604)	(12,268)
Total liabilities and owner's deficit	$14,051	$13,446

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash Flows From Operating Activities
Net income	$645	$590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	426	406
Amortization of deferred revenues and deferred credits	(12)	(13)
Share-based compensation expense	15	25
Deferred income taxes	29	45
Excess tax benefit from share-based compensation	(18)	(20)
Other	2	(8)
Change in other operating assets and liabilities:
Accounts receivable	111	103
Inventories	(34)	1
Prepaid expenses and other	279	71
Accounts payable and accrued liabilities	(360)	(134)
Unearned subscriber revenue and deferred credits	33	43
Other, net	13	22
Net cash provided by operating activities	1,129	1,131
Cash Flows From Investing Activities
Cash paid for property and equipment	(144)	(111)
Cash paid for subscriber leased equipment - subscriber acquisitions	(117)	(174)
Cash paid for subscriber leased equipment - upgrade and retention	(110)	(111)
Cash paid for satellites	(11)	(53)
Investment in companies, net of cash acquired	(1)	—
Proceeds from sale of investments	4	12
Other, net	—	2
Net cash used in investing activities	(379)	(435)
Cash Flows From Financing Activities
Issuance of commercial paper (maturity 90 days or less), net	105	190
Proceeds from short-term borrowings	90	84
Repayment of short-term borrowings	(200)	(153)
Proceeds from issuance of long-term debt	1,245	743
Debt issuance costs	(6)	(4)
Repayment of other long-term obligations	(6)	(6)
Cash dividends paid to Parent	(1,000)	(1,950)
Excess tax benefit from share-based compensation	18	20
Other, net	(26)	—
Net cash provided by (used in) financing activities	220	(1,076)
Net increase (decrease) in cash and cash equivalents	970	(380)
Cash and cash equivalents at beginning of the period	797	739
Cash and cash equivalents at end of the period	$1,767	$359
Supplemental Cash Flow Information
Cash paid for interest	$320	$310
Cash paid for income taxes	1	—

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2014	2013
Cash Flow Before Interest and Taxes	$1,285	$1,107
Adjustments:
Cash paid for interest	(328)	(325)
Interest income	13	22
Income taxes paid	(84)	(94)
Subtotal - Free Cash Flow	886	710
Add Cash Paid For:
Property and equipment	650	748
Satellites	54	78
Net Cash Provided by Operating Activities	$1,590	$1,536

(2) and (3) - See footnotes above

Reconciliation of Reported Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended
	March 31,
	2014	2013
Operating profit before depreciation and amortization	$1,941	$1,920
Subtract: Depreciation and amortization	714	678
Operating profit	$1,227	$1,242

* For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which is expected to be filed with the SEC in May 2014.

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

DIRECTV
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended
	March 31,
	2014	2013
Revenues	$7,855	$7,580

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$2,222	$2,086
OPBDA growth excluding Venezuelan currency devaluation charge	6.5%
Subtract: Venezuelan currency devaluation charge	281	166
Operating profit before depreciation and amortization	1,941	1,920
Subtract: Depreciation and amortization	714	678
Operating profit	$1,227	$1,242
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	28.3%	27.5%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended
	March 31,
	2014	2013
Revenues	$7,855	$7,580

Operating profit excluding the Venezuelan currency devaluation charge	$1,508	$1,408
Operating profit growth excluding Venezuelan currency devaluation charge	7.1%
Subtract: Venezuelan currency devaluation charge	281	166
Operating profit	$1,227	$1,242
Operating profit margin excluding the Venezuelan currency devaluation charge	19.2%	18.6%

Reconciliation of Adjusted Net Income (excluding the Venezuelan currency devaluation charge) to Net Income
	Three Months Ended
	March 31,
	2014	2013
Net income attributable to DIRECTV excluding the Venezuelan currency devaluation charge	$842	$826
Subtract: Venezuelan after-tax currency devaluation charge	281	136
Net income attributable to DIRECTV	$561	$690
Net Income growth excluding Venezuelan currency devaluation charge	1.9%
Diluted Weighted Average Shares	515	577
Adjusted Diluted Earnings Per Common Share	$1.63	$1.43
Adjusted Diluted Earnings Per Common Share growth excluding Venezuelan currency devaluation charge	14.0%

DIRECTV Latin America Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2014	2013
Cash Flow Before Interest and Taxes	$204	$102
Adjustments:
Cash paid for interest	(13)	(17)
Interest income	13	15
Income taxes paid	(89)	(90)
Add Cash Paid For:
Property and equipment	56	41
Subscriber leased equipment - subscriber acquisitions	128	195
Subscriber leased equipment - upgrade and retention	96	116
Satellites	38	22
Net Cash Provided by Operating Activities	$433	$384
(2) and (3) - See footnotes above

Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended
	March 31,
	2014	2013
Revenues	$1,721	$1,728

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$540	$546
OPBDA growth excluding Venezuelan currency devaluation charge	(1.1)%
Subtract: Venezuelan currency devaluation charge	281	166
Operating profit before depreciation and amortization	259	380
Subtract: Depreciation and amortization	285	263
Operating profit (loss)	$(26)	$117
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	31.4%	31.6%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended
	March 31,
	2014	2013
Revenues	$1,721	$1,728

Operating profit excluding the Venezuelan currency devaluation charge	$255	$283
Operating Profit growth excluding Venezuelan currency devaluation charge	(9.9)%
Subtract: Venezuelan currency devaluation charge	281	166
Operating profit (loss)	$(26)	$117
Operating profit margin excluding the Venezuelan currency devaluation charge	14.8%	16.4%

PanAmericana and Other Segment Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

PanAmericana and Other Segment
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended
	March 31,
	2014	2013
Revenues	$782	$763

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$229	$235
OPBDA growth excluding Venezuelan currency devaluation charge	(2.6)%
Subtract: Venezuelan currency devaluation charge	281	166
Operating profit (loss) before depreciation and amortization	(52)	69
Subtract: Depreciation and amortization	122	106
Operating loss	$(174)	$(37)
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	29.3%	30.8%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended
	March 31,
	2014	2013
Revenues	$782	$763

Operating profit excluding the Venezuelan currency devaluation charge	$107	$129
Operating Profit growth excluding Venezuelan currency devaluation charge	(17.1)%
Subtract: Venezuelan currency devaluation charge	281	166
Operating loss	$(174)	$(37)
Operating profit margin excluding the Venezuelan currency devaluation charge	13.7%	16.9%

DIRECTV U.S. Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended
	March 31,
	2014	2013
Operating profit	$1,243	$1,115
Adjustments:
Subscriber acquisition costs (expensed)	648	629
Depreciation and amortization	426	406
Cash paid for subscriber leased equipment - upgrade and retention	(110)	(111)
Pre-SAC Margin	$2,207	$2,039
Pre-SAC Margin as a percentage of revenue	36.3%	35.2%

Reconciliation of Cash Flow Before Interest and Taxes[2] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2014	2013
Cash Flow Before Interest and Taxes	$1,067	$992
Adjustments:
Cash paid for interest	(320)	(310)
Interest income	1	—
Income taxes paid	(1)	—
Add Cash Paid For:
Property and equipment	144	111
Subscriber leased equipment - subscriber acquisitions	117	174
Subscriber leased equipment - upgrade and retention	110	111
Satellites	11	53
Net Cash Provided by Operating Activities	$1,129	$1,131

(2) and (3) - See footnotes above

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting “Cash paid for subscriber leased equipment - upgrade and retention” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

DIRECTV U.S. Non-GAAP Financial Measure SAC Calculations
(Dollars in Millions, Except Per Subscriber Amounts)
(Unaudited)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
SAC Calculation
	Three Months Ended
	March 31,
	2014	2013
Subscriber acquisition costs (expensed)	$648	$629
Cash paid for subscriber leased equipment - subscriber acquisitions	117	174
Total acquisition costs	$765	$803
Gross subscriber additions (000's)	891	893
Average subscriber acquisition costs - per subscriber (SAC)	$859	$899

CONTACT:
DIRECTV
Media Contact:
Darris Gringeri, 212-205-0882
or
Investor Relations: 310-964-0808